Exhibit 10.67

LLC INTEREST PURCHASE AGREEMENT
[El Dorado Osage LLC]

by and among

HOLLYFRONTIER REFINING & MARKETING LLC,

as Seller,

with

HOLLYFRONTIER CORPORATION,

as Guarantor

HOLLY ENERGY PARTNERS – OPERATING, L.P.,

as Buyer

and

HOLLY ENERGY PARTNERS, L.P.

Solely in Respect of Section 2.2(c)

and

HEP LOGISTICS HOLDINGS, L.P.,

Solely in Respect of Section 2.2(c)

Effective as of February 22, 2016

Exhibit A-1

_____________________________________________________________________________

Exhibit A-2

TABLE OF CONTENTS
Page
ARTICLE I - DEFINED TERMS    2
1.1Definitions    2
1.2Interpretation    2
ARTICLE II - PURCHASE OF LLC INTEREST    2
2.1Transfer of LLC Interest    2
2.2Obligations    2
ARTICLE III - CLOSING    3
3.1Closing    3
3.2Deliveries by Seller    3
3.3Deliveries by Buyer    4
3.4Closing Costs; Transfer Taxes and Fees    4
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER    4
4.1Organization    5
4.2Authorization    5
4.3Company Status    5
4.4No Conflicts or Violations; No Consents or Approvals Required    5
4.5Absence of Litigation; Compliance with Law    6
4.6Title to LLC Interest; Capitalization    6
4.7No Undisclosed Liabilities    7
4.8No Employees    7
4.9Taxes    7
4.10Brokers and Finders    7
ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER    7
5.1Organization    7
5.2Authorization    7
5.3No Conflicts or Violations; No Consents or Approvals Required    7
5.4Absence of Litigation    8
5.5Brokers and Finders    8
ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF HOLLYFRONTIER    8
6.1Organization    8
6.2Authorization    8
6.3No Conflicts or Violations; No Consents or Approvals Required    8
6.4Absence of Litigation    9

i

6.5Brokers and Finders    9
ARTICLE VII - COVENANTS    9
7.1Additional Agreements    9
ARTICLE VIII - ADDITIONAL AGREEMENTS    9
8.1Further Assurances    9
ARTICLE IX - INDEMNIFICATION    9
9.1Indemnification of Buyer and Seller    9
9.2Defense of Third-Party Claims    9
9.3Direct Claims    10
9.4Limitations    10
9.5Tax Related Adjustments    11
ARTICLE X - MISCELLANEOUS    11
10.1Expenses    11
10.2Notices    11
10.3Severability    11
10.4Dispute Resolution    11
10.5Governing Law; Jurisdiction; Waiver of Jury Trial    12
10.6Parties in Interest    12
10.7Assignment of Agreement    12
10.8Captions    12
10.9Counterparts    12
10.10Director and Officer Liability    12
10.11Integration    12
10.12Effect of Agreement    12
10.13Amendment; Waiver    13
10.14Survival of Representations and Warranties    13
10.15Waivers and Disclaimers    13
ARTICLE XI - GUARANTEE    14
11.1Payment Guaranty    14
11.2Guaranty Absolute    14
11.3Waiver    15
11.4Subrogation Waiver    15
11.5Reinstatement    15
11.6Continuing Guaranty    15
11.7No Duty to Pursue Others    15

ii

EXHIBITS AND SCHEDULES

Exhibit A -     Definitions
Exhibit B -     Interpretation
Exhibit C -     Form of Amendment No. 5
Exhibit D -     Form of Assignment

Schedule 4.3(a)        Jurisdictions
Schedule 4.4(a)        Required Consents – Seller
Schedule 4.4(b)    Required Consents – Company
Schedule 4.7        Undisclosed Liabilities
Schedule 5.3        Required Consents – Buyer
Schedule 6.3        Required Consents – HFC

LLC INTEREST PURCHASE AGREEMENT
[El Dorado Osage]

THIS LLC INTEREST PURCHASE AGREEMENT (this "Agreement") dated as of February 22, 2016 to be effective as of the Effective Time (as defined below), is made and entered into by and among HOLLYFRONTIER REFINING & MARKETING LLC, a Delaware limited liability company ("Seller"), HOLLYFRONTIER CORPORATION, a Delaware corporation ("HFC"), HOLLY ENERGY PARTNERS – OPERATING, L.P., a Delaware limited partnership ("Buyer"), HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Partnership") and HEP LOGISTICS HOLDINGS, L.P., a Delaware limited partnership (“HEP General Partner”). Seller and Buyer are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties." HFC joins this Agreement solely for the purpose of Articles VI and XI of this Agreement. The Partnership and HEP General Partner join this Agreement solely in respect of Section 2.2(c).

WHEREAS, Seller is the sole member of El Dorado Osage LLC, a Delaware limited liability company (the "Company");

WHEREAS, the Company is party to that certain Transfer of LLC Membership Interest Agreement by and among an Affiliate of Magellan Pipeline Company, L.P., a Delaware limited partnership, as seller ("Magellan"), and the Company, as buyer, dated the date hereof (the "Magellan Agreement"), whereby the Company proposes to acquire a fifty percent (50%) limited liability company membership interest (the "Osage Membership Interest") in Osage Pipe Line Company, LLC, a Delaware limited liability company ("Osage"), pursuant to and on the terms provided in the Magellan Agreement;

WHEREAS, immediately following consummation of the transactions contemplated by the Magellan Agreement, including Seller's acquisition of the Osage Membership Interest, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the issued and outstanding limited liability company membership interests of the Company (the "LLC Interest") pursuant to and on the terms provided in this Agreement in exchange for the consideration set forth herein, including the transfer of the El Paso Hawkins Terminal pursuant to that certain Refined Products Terminal Transfer Agreement by and between HEP Refining Assets, L.P., a Delaware limited partnership and Affiliate of Buyer, as seller, and El Paso Logistics LLC, a Delaware limited liability company and Affiliate of Seller, as buyer, dated the date hereof (the "Terminal Transfer Agreement");

WHEREAS, in connection with the acquisition of the LLC Interest and in addition to the other transactions contemplated by the Terminal Transfer Agreement, the Parties and their respective Affiliates desire to (i) enter into the Amended and Restated Omnibus Agreement (as defined below), (ii) enter into the Second Amended and Restated Pipelines and Terminals Agreement (as defined below), and (iii) enter into an amendment to the Amended and Restated Master Throughput Agreement (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINED TERMS

1.1.Definitions    . Capitalized terms used throughout this Agreement and not otherwise defined herein shall have the meanings set forth on Exhibit A.

1.2.Interpretation    . Matters relating to the interpretation of this Agreement are set forth on Exhibit B.

ARTICLE II
PURCHASE OF LLC INTEREST

2.1.Transfer of LLC Interest. Subject to all of the terms and conditions of this Agreement, Seller hereby sells, transfers and conveys to Buyer, and Buyer hereby purchases and acquires from Seller, the LLC Interest, free and clear of all Encumbrances.

2.2.Obligations. In connection with the transfer of the LLC Interest and the other transactions contemplated hereby:

(a)Concurrently with, and in consideration for, the transfer of the LLC Interest to Buyer, Buyer shall cause HEP Refining to transfer to El Paso Logistics the El Paso Hawkins Terminal pursuant to and in accordance with the Terminal Transfer Agreement and enter into the other transactions contemplated by this Agreement.

(b)If during any Contract Quarter during the five (5) year period commencing on the date on which the El Dorado refinery owned and operated by an affiliate of HFC connects to a pipeline other than the Osage Pipeline for the delivery of crude, Seller's Quarterly Average Daily Volume is less than 105,000 bpd for reasons attributable to Seller and not otherwise excused under the applicable tariffs for the Osage Pipeline or by an event of Force Majeure at the El Dorado Refinery (the "Volume Shortfall"), Seller will pay to Buyer an amount equal to (a) 50% of the quality-appropriate posted tariff on the Osage Pipeline, per barrel, multiplied by (b) the Volume Shortfall, multiplied by (c) the number of days in such Contract Quarter (excluding any days excused under applicable tariffs for the Osage Pipeline or by an event of Force Majeure at the El Dorado Refinery). Such payment shall be made by Seller within ten (10) Business Days after receipt by Seller of an invoice therefor from Buyer, together with reasonably sufficient supporting documentation. In addition, on at least a Contract Quarter basis, Buyer shall provide Seller will all reasonably necessary reports and documentation supporting any requested payment pursuant to this Section 2.2(d). Any suspension of the obligations of the Parties to ship on the Osage Pipeline as a result of Force Majeure shall extend the payment period provided for in this Section 2.2(b) (to the extent so affected) for a period equal to the duration of the inability caused by Force Majeure. Seller will be required to pay any amounts accrued and due under this Section 2.2(b) at the time of the Force Majeure event.

(c)Within a reasonable time after the Effective Time, Seller, in cooperation with Buyer, shall obtain an appraisal (the "Appraisal") of the fair market value of the (i) El Paso Hawkins Terminal (the "Terminal Value"), and (ii) the Osage Membership Interest (the "Membership Interest Value") from an appraiser or appraisers of national reputation with experience appraising pipelines and terminals selected by Seller and to whom Buyer has no reasonable objection. Seller and Buyer shall each bear one-half of the fees and costs of the Appraisal.

(i)    If within fifteen (15) days after delivery of the Appraisal to Buyer (the "Objection Period"), Buyer has not given Seller written notice of an objection as to the Appraisal (which notice shall state in reasonable detail the basis of Buyer's objections (the "Objection Notice")), the Appraisal and determination of the Terminal Value and the Membership Interest Value as reflected in the Appraisal will be final, binding and conclusive on the Parties, absent fraud or manifest error.

(ii)    In the event that the Terminal Value is less than the Membership Interest Value, the Parties will enter into Amendment No. 5 to First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P. substantially in the form of Exhibit C ("Amendment No. 5"). In the event that the Terminal Value is more than the Membership Value, neither Party shall have any obligation to enter into Amendment No. 5, and Seller shall contribute to the Partnership an amount in cash equal to the excess of the Terminal Value over the Membership Value.

(iii)    If Buyer timely gives Seller an Objection Notice within the Objection Period and if Seller and Buyer fail to resolve the issues raised by the Objection Notice within thirty (30) days after giving the Objection Notice, the Parties shall submit the issues remaining in dispute for resolution to a recognized independent appraisal company acceptable to the Parties (the "Independent Appraiser"). The Independent Appraiser shall be directed to resolve only those issues in dispute and render a written report on the resolution of disputed issues with respect to the Terminal Value and/or the Membership Interest Value no later than sixty (60) days after the date on which the Independent Appraiser are engaged. Seller and Buyer shall use commercially reasonable efforts to furnish or cause to be furnished to the Independent Appraiser such documents and information related to the disputed issues as the Independent Appraiser may request and are available to such Party. Seller and Buyer shall each bear one-half of the fees and costs of the Independent Appraiser. The determination of the Terminal Value and the Membership Interest Value as reflected in the Independent Appraiser's report will be final, binding and conclusive on the Parties, absent fraud or manifest error.

ARTICLE III
CLOSING

3.1.Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place simultaneously with the execution of this Agreement. The date of the Closing is referred to herein as the "Closing Date" and the Closing is deemed to be effective as of 12:01 a.m., Dallas, Texas time, on the date hereof (the "Effective Time").

3.2.Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

(a)A counterpart to the assignment of limited liability company membership interests transferring the LLC Interest to Buyer, substantially in the form of Exhibit D (the "Assignment"), duly executed by Seller.

(b)The original minute books, company books and membership registers for the Company.

(c)A counterpart of the Second Amended and Restated Refined Products Pipelines and Refined Products Terminals Agreement in a form mutually acceptable to the Parties (the "Second Amended and Restated Pipelines and Terminals Agreement"), duly executed by Seller.

(d)A counterpart of the Fourteenth Amended and Restated Omnibus Agreement in a form mutually acceptable to the Parties (the "Amended and Restated Omnibus Agreement"), duly executed by HFC and each applicable subsidiary of HFC (excluding the HEP Entities).

(e)A counterpart of the Amended and Master Throughput Agreement in a form mutually acceptable to the Parties (as the same may be amended from time to time hereafter, the "Amended and Restated Master Throughput Agreement"), duly executed by HFC and each applicable subsidiary of HFC (excluding the HEP Entities).

(f)Evidence in form and substance satisfactory to Buyer of the release and termination of any Encumbrances on the LLC Interest, if any.

(g)A properly executed certificate, in the form prescribed by Treasury regulations under Section 1445 of the Code, stating that HFC (the person from whom Seller is disregarded as an entity for U.S. federal income tax purposes) is not a "foreign person" within the meaning of Section 1445 of the Code.

3.3.Deliveries by Buyer. At the Closing (or such later date as may be set forth below), Buyer shall deliver, or cause to be delivered, to Seller the following:

(a)A counterpart of the Assignment duly executed by Buyer.

(b)A counterpart of the Second Amended and Restated Pipelines and Terminals Agreement, duly executed by Buyer.

(c)A counterpart of the Amended and Restated Omnibus Agreement, duly executed by the Partnership and each applicable subsidiary of the Partnership.

(d)A counterpart of the Amended and Restated Master Throughput Agreement, duly executed by the Partnership and each applicable subsidiary of the Partnership.

3.4.Closing Costs; Transfer Taxes and Fees.

(a)Allocation of Costs. Buyer shall pay the cost of all sales, transfer and use taxes arising out of the transfer of the LLC Interest.

(b)Reimbursement. If a Party pays any tax agreed to be borne by the other Party under this Agreement, such other Party shall promptly reimburse the paying Party for the amounts so paid. If any Party receives any tax refund or credit applicable to a tax paid by another Party hereunder, the receiving Party shall promptly pay such amounts to the Party entitled thereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that as of the Effective Time:

4.1.Organization. Seller is an entity duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

4.2.Authorization. Seller has full limited liability company power and authority to execute, deliver, and perform this Agreement and any Seller Ancillary Documents. The execution, delivery, and performance by Seller of this Agreement and the Seller Ancillary Documents and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action of Seller. This Agreement has been duly executed and delivered by Seller and constitutes, and each Seller Ancillary Document executed or to be executed by Seller has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Applicable Laws affecting creditors' rights and remedies generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

4.3.Company Status.

(a)The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and (i) has all requisite limited liability company power and authority to own, operate, use or lease its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except, in the case of clause (ii), where the failure to have such power and authority or to be so qualified, licensed or authorized would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect on the Company. Schedule 4.3(a) lists all jurisdictions in which the Company is qualified to do business.

(b)The Company does not directly or indirectly, own any interest in any corporation, partnership, limited liability company, limited partnership, joint venture or other business association or entity, foreign or domestic.

(c)The Company was formed for the purpose of acquiring the Osage Membership Interest, has no assets except for the Osage Membership Interest, and has not conducted any business other than the ownership of the Osage Membership Interest.

(d)Seller has made available to Buyer a copy of the certificate of formation and limited liability company agreement of the Company, such copy being complete and correct and in full force and effect on the date hereof, and no amendment or modification of any such document has been filed, recorded or is pending or contemplated. The Company is not in violation of any provision of its certificate of formation or limited liability company agreement.

4.4.No Conflicts or Violations; No Consents or Approvals Required.

(a)The execution, delivery and performance by Seller of this Agreement and the other Seller Ancillary Documents does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with, or result in any breach of any provision of Seller's organizational documents or (ii) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the last sentence of this Section (a), violate in any material respect any Applicable Law or material Contract binding upon Seller. Except as set forth on Schedule 4.4(a), no Consent of any Governmental Authority or any other person is required for Seller in connection with Seller's execution, delivery or performance of this Agreement or the Seller Ancillary Documents or consummation of the transactions contemplated hereby or thereby.

(b)The consummation of the transactions contemplated by this Agreement and the other Seller Ancillary Documents will not, (i) violate, conflict with, or result in any breach of any provision of the Company's organizational documents or (ii) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the next sentence, violate in any material respect any Applicable Law or material contract binding upon the Company. Except as set forth on Schedule 4.4(b), no Consent of any Governmental Authority or any other person is required for the Company in connection with the performance of this Agreement and the Seller Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.

4.5.Absence of Litigation; Compliance with Law. There is no Action pending or, to the Knowledge of Seller, threatened against (i) the Company or (ii) Seller or any of its Affiliates relating to the transactions contemplated by this Agreement or the Ancillary Documents or which, if adversely determined, would reasonably be expected to materially impair the ability of Seller to perform its obligations and agreements under this Agreement or the Seller Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The Company has operated in compliance with all Applicable Laws except as would not, individually or in the aggregate, be reasonably likely to cause a Material Adverse Effect on the Company.

4.6.Title to LLC Interest; Capitalization.

(a)Seller is the record owner of and has good and valid title to the LLC Interest, free and clear of all Encumbrances, and sole and unrestricted voting power and power of disposition with respect to all of the LLC Interest. Except for any Claims arising under this Agreement and any other agreement entered into by Seller in connection with this Agreement, Seller and its Affiliates have no Claims of any kind against the Company, or any of its officers, managers, directors or employees. The LLC Interest has been duly authorized and validly issued in accordance with Applicable Laws and the organizational documents of the Company, including its limited liability company agreement, and is fully paid (to the extent required by the limited liability company agreement of the Company) and nonassessable (except to the extent such nonassessability may be affected by Sections 18-607 and 18-804 of DLLCA).

(b)There are no options or rights to purchase or acquire, or agreements, arrangements, commitments or understandings relating to, the LLC Interest except pursuant to this Agreement and the Amended and Restated Omnibus Agreement. There are no (i) authorized or outstanding securities of or equity interests in the Company of any kind other than the LLC Interest, (ii) there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (preemptive, contingent or otherwise) obligating Seller or Company to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any securities of or equity interest in the Company; and (iii) there are no outstanding securities or obligations of any kind of any of the Company that are convertible into or exercisable or exchangeable for any equity interest in the Company.

(c)Upon consummation of the transactions contemplated by this Agreement, Buyer will have the entire record and beneficial ownership of the LLC Interest, free and clear of all Encumbrances.

(d)Neither the ROFR Waiver Letter nor the Osage LLC Agreement has been amended, supplemented or otherwise modified. The acquisition by the Company of the Osage Membership Interest pursuant to the Magellan Agreement was, and the acquisition of the LLC Interest by Buyer pursuant to this Agreement is, a Proposed Transaction (as defined in the ROFR Waiver Letter) and is permitted under the Osage LLC Agreement without entitling the counterparty thereto to exercise any rights of first refusal or tagalong rights.

4.7.No Undisclosed Liabilities. Except as set forth on Schedule 4.7, the Company does not now have any indebtedness or liability (whether absolute, accrued, contingent or otherwise) of any nature, other than its obligations under the Magellan Agreement, and (a) neither Seller (or any other HFC Entity, as the case may be) nor to Seller's Knowledge, any counterparty thereto, is in material breach of its obligations under the Magellan Agreement or ROFR Waiver Letter, and (b) neither the Company, nor to Seller's Knowledge, any counterparty thereto, is currently in material breach of its obligations under the Magellan Agreement.

4.8.No Employees. The Company does not now have nor has it ever had any employees.

4.9.Taxes. The Company and Osage have filed, on or before the applicable due date (including any extensions thereof), all material tax returns that they were required to file, and all such tax returns were accurate, correct, and complete in all material respects. All taxes due and owing by the Company and Osage have been paid in full or are being properly contested. The Company is, and at all time since its formation has been, disregarded as an entity separate from Seller for U.S. federal income tax purposes, and no election has been filed on or before the Closing Date that would change such classification on or after the Closing Date. Osage has been and is currently classified as a partnership for purposes of federal and state income tax laws.

4.10.Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of Seller who is entitled to receive from Buyer any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that as of the Effective Time:

5.1.Organization. Buyer is an entity duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

5.2.Authorization. Buyer has full partnership power and authority to execute, deliver, and perform this Agreement and any Buyer Ancillary Documents. The execution, delivery, and performance by Buyer of this Agreement and the Buyer Ancillary Documents and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each such Buyer Ancillary Document executed or to be executed Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Applicable Laws affecting creditors' rights and remedies generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

5.3.No Conflicts or Violations; No Consents or Approvals Required. The execution, delivery and performance by Buyer of this Agreement and the Buyer Ancillary Documents does not, and consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with, or result in any breach of any provisions of Buyer's organizational documents or (ii) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the last sentence of this Section 5.3, violate in any material respect any Applicable Law or material contract binding upon Buyer. Except as set forth on Schedule 5.3, no Consent of any Governmental Authority or any other person is required for Buyer in connection with the Buyer's execution, delivery or performance of this Agreement or the Buyer Ancillary Documents or the consummation of the transactions contemplated hereby and thereby.

5.4.Absence of Litigation. There is no Action pending or, to the Knowledge of Buyer, threatened against Buyer or any of its Affiliates relating to the transactions contemplated by this Agreement or the Buyer Ancillary Documents or which, if adversely determined, would reasonably be expected to materially impair the ability of Buyer to perform its obligations and agreements under this Agreement or the Buyer Ancillary Documents and to consummate the transactions contemplated hereby and thereby.

5.5.Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of Buyer who is entitled to receive from Seller any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF HFC

HFC hereby represents and warrants to Buyer and Seller that as of the date of this Agreement:

6.1.Organization. HFC is an entity duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

6.2.Authorization. HFC has full corporate power and authority to execute, deliver, and perform its obligations under Articles VI and XI. The execution, delivery, and performance by HFC of its obligations under this Agreement and the consummation by HFC of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of HFC. This Agreement has been duly executed and delivered by HFC and constitutes a valid and legally binding obligation of HFC with respect to Articles VI and XI, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Applicable Laws affecting creditors' rights and remedies generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

6.3.No Conflicts or Violations; No Consents or Approvals Required. The execution, delivery and performance by HFC of its obligations under this Agreement does not, and consummation of the transactions contemplated hereby will not, (i) violate, conflict with, or result in any breach of any provisions of HFC's organizational documents or (ii) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the next sentence, violate any Applicable Law or material contract binding upon HFC. Except as set forth on Schedule 6.3, no Consent of any Governmental Authority or any other person is required for HFC in connection with the execution, delivery and performance of its obligations this Agreement or the consummation by HFC of the transactions contemplated hereby.

6.4.Absence of Litigation. There is no Action pending or, to the Knowledge of HFC, threatened against HFC or any of its Affiliates relating to the transactions contemplated by this Agreement or which, if adversely determined, would reasonably be expected to materially impair the ability of HFC to perform its obligations and agreements under this Agreement and to consummate the transactions contemplated hereby.

6.5.Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of HFC who is entitled to receive from Buyer any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE VII
COVENANTS

7.1.Additional Agreements. Subject to the terms and conditions of this Agreement, the Ancillary Documents and the Amended and Restated Omnibus Agreement, each of the Parties shall use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties and their duly authorized representatives shall use commercially reasonable efforts to take all such action.

ARTICLE VIII
ADDITIONAL AGREEMENTS

8.1.Further Assurances. After the Closing, each Party shall take such further actions, including obtaining consents to assignment from third parties, and execute such further documents as may be necessary or reasonably requested by the other Parties in order to effectuate the intent of this Agreement and the Ancillary Documents and to provide such other Parties with the intended benefits of this Agreement and the Ancillary Documents.

ARTICLE IX
INDEMNIFICATION

9.1.Indemnification of Buyer and Seller. From and after the Closing and subject to the provisions of this Article IX, (i) Seller agrees to indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Buyer Indemnified Costs and (ii) Buyer agrees to indemnify and hold harmless the Seller Indemnified Parties from and against any and all Seller Indemnified Costs.

9.2.Defense of Third-Party Claims. An Indemnified Party shall give prompt written notice to Seller or Buyer, as applicable (the "Indemnifying Party"), of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third party action") in respect of which such Indemnified Party seeks indemnification hereunder. Any failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under this Article IX unless the failure to give such notice materially and adversely prejudices the Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

(a)    The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Party shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (iv) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a material conflict of interest that could violate applicable standards of professional conduct to have common counsel);

(b)    The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have a Material Adverse Effect on its business;

(c)    The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

(d)    The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The Parties shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article IX and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

9.3.Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 9.2 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. Subject to the limitations set forth in Section 9.4(a), the failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

9.4.Limitations. The following provisions of this Section 9.4 shall limit the indemnification obligations hereunder:

(a)    Limitation as to Time. The Indemnifying Party shall not be liable for any Indemnified Costs pursuant to this Article IX unless a written claim for indemnification in accordance with Section 9.2 or Section 9.3 is given by the Indemnified Party to the Indemnifying Party with respect thereto on or before 5:00 p.m., Dallas, Texas time, on the anniversary of the Closing Date; provided that the Indemnifying Party shall be liable for Indemnified Costs with respect to claims for indemnification for breach of the representations and warranties contained in Sections 4.1 (Organization), 4.2 (Authorization), 4.3(a) (Company Status), 4.6 (Title to LLC Interest; Capitalization), 4.9 (Taxes), 5.1 (Organization), 5.2 (Authorization), 6.1 (Organization) and 6.2 (Authorization), if a written claim for indemnification in accordance with Section 9.2 or Section 9.3 is given by the Indemnified Party to the Indemnifying Party at any time prior to the expiration of the applicable statute of limitations.

(b)    Sole and Exclusive Remedy. Each Party acknowledges and agrees that, after the Closing Date, notwithstanding any other provision of this Agreement to the contrary, Buyer's and the other Buyer Indemnified Parties' and Seller and the other Seller Indemnified Parties' sole and exclusive remedy with respect to the Indemnified Costs shall be in accordance with, and limited by, the provisions set forth in this Article IX. The Parties further acknowledge and agree that the foregoing is not the remedy for and does not limit the Parties' remedies for matters covered by the indemnification provisions contained in the Amended and Restated Omnibus Agreement.

9.5.Tax Related Adjustments. Seller and Buyer agree that any payment of Indemnified Costs made hereunder by Buyer will be treated by the Parties on their tax returns as an adjustment to the taxable consideration received by Buyer in exchange for the El Paso Hawkins Terminal.

ARTICLE X
MISCELLANEOUS

10.1.Expenses. Except as provided in Section 3.4 of this Agreement, or as provided in the Ancillary Documents or the Amended and Restated Omnibus Agreement, all costs and expenses incurred by the Parties in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the Party which has incurred such expense.

10.2.Notices. Any notice or other communication given under this Agreement shall be in writing and shall be provided in the manner, and deemed delivered at the time, set forth in the Amended and Restated Omnibus Agreement.

10.3.Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under Applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

10.4.Dispute Resolution.  Any Dispute arising out of or in connection with this Agreement, including any question regarding the existence, or validity or termination of this Agreement, shall be exclusively resolved in accordance with the provisions relating to dispute resolution set forth in the Amended and Restated Omnibus Agreement.  Pending resolution of any Dispute between the Parties, the Parties shall continue to perform in good faith their respective obligations under this Agreement based upon the last agreed performance demonstrated prior to the Dispute.

10.5.Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Dallas, Texas. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.6.Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

10.7.Assignment of Agreement. At any time, the Parties may make a collateral assignment of their rights under this Agreement to any of their bona fide lenders or debt holders, or a trustee or a representative for any of them, and the non-assigning Parties shall execute an acknowledgment of such collateral assignment in such form as may from time to time be reasonably requested; provided, however, that unless written notice is given to the non-assigning Parties that any such collateral assignment has been foreclosed upon, such non-assigning Parties shall be entitled to deal exclusively with Seller or HFC, as the case may be, as to any matters arising under this Agreement, the Ancillary Documents or the Amended and Restated Omnibus Agreement (other than for delivery of notices required by any such collateral assignment). Except as otherwise provided in this Section 10.7, neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.

10.8.Captions. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.

10.9.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10.Director and Officer Liability. The directors, managers, officers, partners and stockholders of HFC, Buyer, Seller and their respective Affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert) other than, if applicable, as a direct party to or as an assignee of this Agreement or pursuant to a written guarantee.

10.11.Integration. This Agreement and the Ancillary Documents supersede any previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement and the Ancillary Documents contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement or the Ancillary Documents unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement or the Ancillary Documents. To the extent that there is any conflict between the Ancillary Documents and this Agreement, this Agreement shall prevail.

10.12.Effect of Agreement. The Parties ratify and confirm that except as otherwise expressly provided herein, in the event this Agreement conflicts in any way with the Amended and Restated Omnibus Agreement, the terms and provisions of the Amended and Restated Omnibus Agreement shall control.

10.13.Amendment; Waiver. This Agreement may be amended only in a writing signed by all parties hereto. Any waiver of rights hereunder must be set forth in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive any party's rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

10.14.Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive the Closing until 5:00 p.m., Dallas, Texas time on, on the anniversary of the Closing Date, except that the representations and warranties contained in Sections 4.1 (Organization), 4.2 (Authorization), 4.3(a) (Company Status), 4.6 (Title to LLC Interest; Capitalization), 4.9 (Taxes), 5.1 (Organization), 5.2 (Authorization), 6.1 (Organization) and 6.2 (Authorization) shall survive until the expiration of the applicable statute of limitations; provided, however, that any representation and warranty that is the subject of a claim for indemnification hereunder which claim was timely made pursuant to Section 9.4(a) shall survive with respect to such claim until such claim is finally paid or adjudicated.

10.15.WAIVERS AND DISCLAIMERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE PARTIES IN THIS AGREEMENT AND THE ANCILLARY DOCUMENTS AND THE AMENDED AND RESTATED OMNIBUS AGREEMENT, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE LLC INTEREST OR ANY ASSETS OWNED BY OSAGE, (II) THE INCOME TO BE DERIVED FROM THE LLC INTEREST OR THE ASSETS OWNED BY OSAGE, (III) THE SUITABILITY OF THE ASSETS OWNED BY OSAGE FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREWITH, (IV) THE COMPLIANCE OF OR BY THE ASSETS OWNED BY OSAGE OR THEIR OPERATION WITH ANY APPLICABLE LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (V) THE MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS OWNED BY OSAGE. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT THE ANCILLARY DOCUMENTS OR THE AMENDED AND RESTATED OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE LLC INTEREST, THE COMPANY OR THE ASSETS OF OSAGE FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT THE ANCILLARY DOCUMENTS OR THE AMENDED AND RESTATED OMNIBUS AGREEMENT, EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE TRANSFER AND CONVEYANCE OF THE LLC INTEREST SHALL BE MADE IN AN "AS IS," "WHERE IS" CONDITION WITH ALL FAULTS, AND THE LLC INTEREST IS TRANSFERRED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE THE TRANSFER AND CONVEYANCE OF THE LLC INTEREST OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE LLC INTEREST, THE COMPANY OR THE ASSETS OF OSAGE THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT THE ANCILLARY DOCUMENTS OR THE AMENDED AND RESTATED OMNIBUS AGREEMENT.

ARTICLE XI
GUARANTEE

11.1.Payment Guaranty. HFC unconditionally, absolutely, continually and irrevocably guarantees, as principal and not as surety, to Buyer the punctual and complete payment in full when due of all Buyer Indemnified Costs by the Indemnifying Party under this Agreement (collectively, the "Payment Obligations"). HFC agrees that Buyer shall be entitled to enforce directly against HFC any of the Payment Obligations.

11.2.Guaranty Absolute. HFC hereby guarantees that the Payment Obligations will be paid strictly in accordance with the terms of this Agreement. The obligations of HFC under this Agreement constitute a present and continuing guaranty of payment, and not of collection or collectability. The liability of HFC under this Agreement shall be absolute, unconditional, present, continuing and irrevocable irrespective of:

(a)    any assignment or other transfer of the Agreement or any of the rights thereunder of Buyer;

(b)    any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to the Agreement;

(c)    any acceptance by Buyer of partial payment or performance from the Indemnifying Party;

(d)    any bankruptcy, insolvency, reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Indemnifying Party, or any action taken with respect to the Agreements by any trustee or receiver, or by any court, in any such proceeding;

(e)    any absence of any notice to, or Knowledge of, HFC, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (a) through (d); or

(f)     any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor.

The obligations of HFC hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Payment Obligations or otherwise.

11.3.Waiver. HFC hereby waives promptness, diligence, all setoffs, presentments, protests and notice of acceptance and any other notice relating to any of the Payment Obligations and any requirement for Buyer to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Indemnifying Party, any other entity or any collateral.

11.4.Subrogation Waiver. HFC agrees that it shall not have any rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from the Indemnifying Party for any payments made by HFC under this Article XI until all Payment Obligations have been indefeasibly paid, and HFC hereby irrevocably waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery it may now have or hereafter acquire against the Indemnifying Party until all Payment Obligations have been indefeasibly paid.

11.5.Reinstatement. The obligations of HFC under this Article XI shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Payment Obligations is rescinded or must otherwise be returned to the Indemnifying Party or any other entity, upon the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation or reorganization of the Indemnifying Party or such other entity, or for any other reason, all as though such payment had not been made.

11.6.Continuing Guaranty. This Article XI is a continuing guaranty and shall (i) remain in full force and effect until the first to occur of the indefeasible payment in full of all of the Payment Obligations, (ii) be binding upon HFC, its successors and assigns and (iii) inure to the benefit of and be enforceable by Buyer and its successors, transferees and assigns.

11.7.No Duty to Pursue Others. It shall not be necessary for Buyer (and HFC hereby waives any rights which HFC may have to require Buyer), in order to enforce such payment by HFC, first to (i) institute suit or exhaust its remedies against the Indemnifying Party or others liable on the Payment Obligations or any other person, (ii) enforce Buyer's rights against any other guarantors of the Payment Obligations, (iii) join the Indemnifying Party or any others liable on the Payment Obligations in any action seeking to enforce this Article XI, (iv) exhaust any remedies available to Buyer against any security which shall ever have been given to secure the Payment Obligations, or (v) resort to any other means of obtaining payment of the Payment Obligations.

[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Time.

SELLER:

HOLLYFRONTIER REFINING & MARKETING LLC

By: /s/ George J. Damiris
George J. Damiris
Chief Executive Officer and President

BUYER:

HOLLY ENERGY PARTNERS – OPERATING, L.P.

By: /s/ Michael C. Jennings
Michael C. Jennings
Chief Executive Officer

ACKNOWLEDGED AND AGREED FOR
THE PURPOSES ONLY OF ARTICLES VI and XI:

HOLLYFRONTIER CORPORATION

By: /s/ George J. Damiris
George J. Damiris
Chief Executive Officer and President

ACKNOWLEDGED AND AGREED FOR
THE PURPOSES ONLY OF SECTION 2.2(c):

HOLLY ENERGY PARTNERS, L.P.

By:    HEP Logistics Holdings, L.P.,
its General Partner

By:    Holly Logistic Services, L.L.C.,
its General Partner

By: /s/ Michael C. Jennings
Michael C. Jennings
Chief Executive Officer

HEP LOGISTICS HOLDINGS, L.P.

By:    Holly Logistic Services, L.L.C.,
its General Partner

By: /s/ Michael C. Jennings
Michael C. Jennings
Chief Executive Officer

EXHIBIT A
to
LLC INTEREST PURCHASE AGREEMENT

Definitions

"Action" means any claim, action, suit, investigation, inquiry, proceeding, condemnation or audit by or before any court or other Governmental Authority or any arbitration proceeding.

"Affiliate" means, with respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term "control" includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise. Notwithstanding the foregoing, no HollyFrontier Entity will be considered an Affiliate of an HEP Entity, and no HEP Entity will be considered an Affiliate of a HFC Entity.

"Agreement" has the meaning set forth in the Preamble.

"Amended and Restated Omnibus Agreement" has the meaning set forth in Section 3.2(d).

“Amendment No. 5” has the meaning set forth in Section 2.2(c)(ii).

"Ancillary Documents" means, collectively, the Buyer Ancillary Documents and the Seller Ancillary Documents.

"Applicable Law" means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

"Appraisal" has the meaning set forth in Section 2.2(c).

"Assignment" has the meaning set forth in Section 3.2(a).

"bpd" means barrels per day.

"Business Day" means any day other than Saturday, Sunday or other day upon which commercial banks in Dallas, Texas are authorized by law to close.

"Buyer" has the meaning set forth in the Preamble.

"Buyer Ancillary Documents" means each agreement, document, instrument or certificate to be delivered by Buyer, or their Affiliates, at the Closing pursuant to Section 3.3 and each other document or Contract entered into by Buyer, or the Partnership, or their Affiliates, in connection with this Agreement or the Closing.

"Buyer Indemnified Costs" means, subject to Article IX, any and all damages, losses, Claims, assessments, judgments, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Buyer Indemnified Parties incurs and that arise out of or relate to any breach of a representation, warranty or covenant of Seller under this Agreement. Notwithstanding anything in the foregoing to the contrary, Buyer Indemnified Costs shall exclude any and all indirect, consequential, punitive, or exemplary damages (other than those that are a result of (a) a third-party action for such indirect, consequential, punitive or exemplary damages, or (b) the gross negligence or willful misconduct of Seller or, to the extent occurring before the Closing Date, the Company).
"Buyer Indemnified Parties" means Buyer and the Partnership and each officer, director, partner, manager, employee, consultant, stockholder, and Affiliate of Buyer and the Partnership, including, without limitation, the Company.

"Claim" means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.

"Closing" has the meaning set forth in Section 3.1.

"Closing Date" has the meaning set forth in Section 3.1.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" has the meaning set forth in the Recitals.

"Consents" means all notices to, authorizations, consents, Orders or approvals of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any Governmental Authority, and any notices to, consents or approvals of any other third party, in each case that are required by Applicable Law or by Contract in order to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

"Contract" means any written or oral contract, agreement, indenture, instrument, note, bond, loan, lease, mortgage, franchise, license agreement, purchase order, binding bid or offer, binding term sheet or letter of intent or memorandum, commitment, letter of credit or any other legally binding arrangement, including any amendments or modifications thereof and waivers relating thereto.

"Contract Quarter" means each three-month calendar quarter, commencing January 1, 2016.

"Dispute" means any dispute or difference that arises between the Parties in connection with or arising out of this Agreement (including, any dispute as to the termination or invalidity of this Agreement or any provision of it).

"DLLCA" means the Delaware Limited Liability Company Act, 6 Del.C. §18-101 et seq., as amended from time to time.

"Effective Time" has the meaning set forth in Section 3.1.

"El Dorado Refinery" means the petroleum refinery owned by HollyFrontier El Dorado Refining LLC and located in El Dorado, Kansas.

"El Paso Hawkins Terminal" has the meaning set forth in the Terminal Transfer Agreement.

"El Paso Logistics" means El Paso Logistics LLC, a Delaware limited liability company and Affiliate of Seller.

"Encumbrance" means any mortgage, pledge, charge, hypothecation, claim, easement right of purchase, security interest, deed of trust, conditional sales agreement, encumbrance, interest, option, lien, right of first refusal, right of way, defect in title, encroachments or other restriction, whether or not imposed by operation of Applicable Law, any voting trust or voting agreement, stockholder agreement or proxy.

"Force Majeure" has the meaning set forth in the Amended and Restated Omnibus Agreement.

"Governmental Authority" means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

"HEP Entities" means Holly Logistic Services, L.L.C., HEP Logistics Holdings, L.P. and the Partnership and its direct and indirect subsidiaries.

"HEP General Partner" has the meaning set forth in the Preamble.

"HEP Refining" means HEP Refining Assets, L.P., a Delaware limited partnership and Affiliate of Buyer.

"HFC" has the meaning set forth in the Preamble.

"HFC Entities" means HFC and its direct and indirect subsidiaries other than the HEP Entities.

"Indemnified Costs" means Buyer Indemnified Costs and Seller Indemnified Costs, as applicable.

"Indemnified Party" means Buyer Indemnified Parties and Seller Indemnified Parties.

"Indemnifying Party" has the meaning set forth in Section 9.2.

"Independent Appraiser" has the meaning set forth in Section 2.2(c)(iii).

"Knowledge" and any variations thereof, or words to the same effect, means (i) with respect to Seller and HFC, actual knowledge after reasonable inquiry of George Damiris; and (ii) with respect to Buyer, actual knowledge after reasonable inquiry of Mark T. Cunningham and Richard L. Voliva III.

"LLC Interest" has the meaning set forth in the Recitals.

"Magellan" has the meaning set forth in the Recitals.

"Magellan Agreement" has the meaning set forth in the Recitals.

"Material Adverse Effect" means any adverse change, circumstance, effect or condition in or relating to the assets, financial condition, results of operations, or business of any person that materially affects the business of such person or that materially impedes the ability of any person to consummate the transactions contemplated hereby, other than any change, circumstance, effect or condition in the refining or pipelines industries generally (including any change in the prices of crude oil, natural gas, natural gas liquids, feedstocks or refined products or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law) or in United States or global economic conditions or financial markets in general. Any determination as to whether any change, circumstance, effect or condition has a Material Adverse Effect shall be made only after taking into account all effective insurance coverages and effective third-party indemnifications with respect to such change, circumstance, effect or condition.

"Membership Interest Value" has the meaning set forth in Section 2.2(c).

"Objection Notice" has the meaning set forth in Section 2.2(c)(i).

"Objection Period" has the meaning set forth in Section 2.2(c)(i).

"Order" means any order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Authority.

"Osage" has the meaning set forth in the Recitals.

"Osage LLC Agreement" means the Limited Liability Company Agreement of Osage dated March 2, 2004, as amended on or about the date hereof in connection with the transactions contemplated by this Agreement.

"Osage Membership Interest" has the meaning set forth in the Recitals.

"Osage Pipeline" means that certain pipeline system owned and operated by Osage and comprised of a 135-mile, 20-inch pipe line originating in Cushing, Oklahoma, and terminating within the El Dorado tank farm near El Dorado, Kansas, along with associated pumping and metering stations and equipment.

"Partnership" has the meanings set forth in the Preamble.

"Party" and "Parties" has the meanings set forth in the Preamble.

"Payment Obligations" has the meanings set forth in Section 11.1.

"Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, Governmental Authority or other entity.

"Quarterly Average Daily Volume" means the volume of product shipped on the Osage Pipeline during any Contract Quarter divided by the number of days in such Contract Quarter, expressed in terms of bpd.

"ROFR Waiver Letter" means that certain letter agreement between Seller and McPherson Refinery Inc., a Kansas cooperative marketing association (formerly known as National Cooperative Refinery Association) dated as of December 1, 2015.

"Second Amended and Restated Pipelines and Terminals Agreement" has the meaning set forth in Section 3.2(c).

"Seller" has the meaning set forth in the Preamble.

"Seller Ancillary Documents" means each agreement, document, instrument or certificate to be delivered by Seller, or its Affiliates, at the Closing pursuant to Section 3.2 and each other document or Contract entered into by Seller, or its Affiliates, in connection with this Agreement or the Closing.

"Seller Indemnified Costs" means any and all damages, losses, Claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Seller Indemnified Parties incurs and that arise out of or relate to any breach of a representation, warranty or covenant of Buyer or the Partnership under this Agreement. Notwithstanding anything in the foregoing to the contrary, Seller Indemnified Costs shall exclude any and all indirect, consequential, punitive or exemplary damages (other than those that are a result of (x) a third-party claim for such indirect, consequential, punitive or exemplary damages or (y) the gross negligence or willful misconduct of Buyer).

"Seller Indemnified Parties" means Seller and each officer, director, partner, manager, employee, consultant, stockholder, and Affiliate of Seller, including, without limitation, HFC.

"Terminal Transfer Agreement" has the meaning set forth in the Recitals.

"Terminal Value" has the meaning set forth in Section 2.2(c).

"third-party action" has the meaning set forth in Section 9.2.

"Volume Shortfall" has the meaning set forth in Section 2.2(b).

EXHIBIT B
to
LLC INTEREST PURCHASE AGREEMENT

Interpretation

As used in this Agreement, unless a clear contrary intention appears:

(a)    any reference to the singular includes the plural and vice versa, any reference to natural persons includes legal persons and vice versa, and any reference to a gender includes the other gender;
(b)    the words "hereof", "hereby", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(c)    any reference to Articles, Sections and Exhibits are, unless otherwise stated, references to Articles, Sections and Exhibits of or to this Agreement and references in any Section or definition to any clause means such clause of such Section or definition. The headings in this Agreement have been inserted for convenience only and shall not be taken into account in its interpretation;
(d)    reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended, modified or supplemented and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement;
(e)    the Exhibits and Schedules hereto form an integral part of this Agreement and are equally binding therewith. Any reference to "this Agreement" shall include such Exhibits and Schedules;
(f)    references to a Person shall include any permitted assignee or successor to such Party in accordance with this Agreement and reference to a Person in a particular capacity excludes such Person in any other capacity;
(g)    if any period is referred to in this Agreement by way of reference to a number of days, the days shall be calculated exclusively of the first and inclusively of the last day unless the last day falls on a day that is not a Business Day in which case the last day shall be the next succeeding Business Day;
(h)    the use of "or" is not intended to be exclusive unless explicitly indicated otherwise;
(i)    references to "$" or to "dollars" shall mean the lawful currency of the United States of America; and
(j)    the words "includes," "including," or any derivation thereof shall mean "including without limitation" or "including, but not limited to."

EXHIBIT C
to
LLC INTEREST PURCHASE AGREEMENT

Form of Amendment No. 5

AMENDMENT NO. 5 TO
#5111303
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP
OF
HOLLY ENERGY PARTNERS, L.P.
[●], 2016
This Amendment No. 5 (this “Amendment No. 5”) to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P. (the “Partnership”), dated as of July 13, 2004, as amended by Amendment No. 1 thereto dated as of February 28, 2005, Amendment No. 2 thereto dated as of July 6, 2005, Amendment No. 3 thereto dated as of April 11, 2008 and Amendment No. 4 thereto dated as of January 16, 2013 (as so amended, the “Partnership Agreement”) is hereby adopted effective as of [●], 2016 by HEP Logistics Holdings, L.P., a Delaware limited partnership (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein have the meaning given such terms in the Partnership Agreement.
WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect a change that the General Partner determines does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, and the General Partner has determined that this Amendment No. 5, in connection with the Osage Transactions (as defined below), does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect;
WHEREAS, Section 5.6 of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may issue additional Partnership Securities, or classes or series thereof, for any Partnership purpose at any time and from time to time, and may issue such Partnership Securities for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners; and the Subordination Period has expired;
WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect an amendment that the General Partner determined is necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement;
WHEREAS, prior to the date hereof, El Dorado Osage LLC, a Delaware limited liability company (“El Dorado Osage”), acquired a 50% membership interest in Osage Pipeline Company LLC, a Delaware limited liability company (the “Osage Purchase”), pursuant to the Transfer of LLC Membership Interest Agreement by and among Magellan OLP, L.P., as seller, and El Dorado Osage, as buyer, dated February 22, 2016 (the “Osage Purchase Agreement”); and, at the time of the Osage Purchase, El Dorado Osage was an Affiliate of HollyFrontier Refining & Marketing LLC, a Delaware limited liability company (“HFRM”);
WHEREAS, prior to the date hereof, HFRM contributed all the membership interest in El Dorado Osage to Holly Energy Partners – Operating, LP, a Delaware limited partnership and Affiliate of the Partnership (“Operating Partnership”), pursuant to and upon the terms and subject to the conditions set forth in the LLC Interest Purchase Agreement (the “Osage LLC Interest Purchase Agreement”) by and among HFRM, HollyFrontier Corporation, a Delaware corporation, the Partnership, the General Partner and the Operating Partnership, dated February 22, 2016 (such contribution, together with the Osage Purchase, the “Osage Transactions”);
WHEREAS, pursuant to the terms of Section 2.2(c) of the Osage LLC Interest Purchase Agreement, the Partnership agreed to cause this Amendment No. 5 to be adopted under the circumstance described therein;
WHEREAS, the General Partner has determined that it is in the best interest of the Partnership to adopt this Amendment No. 5 in order to provide for the issuance of the Special General Partner Interest representing a general partner interest in the Partnership; and
WHEREAS, acting pursuant to the power and authority granted to it: (i) under Section 13.1(d)(i) of the Partnership Agreement, the General Partner has determined that this Amendment No. 5 does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, and (ii) under Section 13.1(g) of the Partnership Agreement, the General Partner has determined that this Amendment No. 5 is necessary and appropriate in connection with the issuance of the Special General Partner Interest.
NOW, THEREFORE, the Partnership Agreement is amended as follows:
Section 1.    Amendment Relating to the Special General Partner Interest.
(a)    Section 1.1 is amended to add or amend and restate the following definitions in the appropriate alphabetical order:
(i)    “El Dorado Osage” means El Dorado Osage LLC, a Delaware limited liability company.
(ii)     “Hawkins Terminal” means a refined products terminal in El Paso, Texas, located on the real property more particularly described on Exhibit A to the Refined Products Terminal Transfer Agreement, dated February 22, 2016, by and among HEP Refining Assets, L.P., a Delaware limited partnership, the Partnership, El Paso Logistics LLC, a Delaware limited liability company, HFC and the Operating Partnership.
(iii)    “Hawkins Terminal Sharing Ratio” means the ratio, expressed as a percentage, of the Terminal Value to the Membership Interest Value.
(iv)    “HFC” means HollyFrontier Corporation, a Delaware corporation.
(v)    “HFRM” means HollyFrontier Refining & Marketing LLC, a Delaware limited liability company.
(vi)    “Liquidation or Sale Loss” means any Net Termination Loss recognized after the Liquidation Date or upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group).
(vii)    “Membership Interest Value” has the meaning ascribed to such term in the Osage LLC Interest Purchase Agreement.
(viii)    “Osage Interests” means a 50% membership interest in Osage Pipeline Company LLC, a Delaware limited liability company.
(ix)    “Osage LLC Interest Purchase Agreement” means that certain LLC Interest Purchase Agreement by and among HFRM, HFC, the Partnership, the General Partner and the Operating Partnership, dated February 22, 2016.
(x)    “Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including, without limitation, Common Units, Subordinated Units, Class B Subordinated Units, Incentive Distribution Rights and the Special General Partner Interest.
(xi)    “Percentage Interest” means as of any date of determination (a) as to the General Partner (in its capacity as General Partner without reference to any Limited Partner Interests held by it), 2.0%, (b) as to any Unitholder or Assignee holding Units, the product obtained by multiplying (i) 98% less the percentage applicable to paragraph (c) by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder or Assignee by (B) the total number of all Outstanding Units, and (c) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right and the Special General Partner Interest shall at all times be zero.
(xii)    “Special General Partner Interest” means a Partnership Security which shall confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to the Special General Partner Interest (and no other rights otherwise available to holders of a Partnership Security).
(xiii)    “Special General Partner Interest Capital Account” means the Capital Account of the Special General Partner Interest, which Capital Account shall be equal to the amount by which the Membership Interest Value is greater than the Terminal Value.
(xiv)    “Special General Partner Interest Sharing Ratio” means 100% minus the Hawkins Terminal Sharing Ratio.
(xv)    “Terminal Value” has the meaning ascribed to such term in the Osage LLC Interest Purchase Agreement.
(xvi)    “Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, Subordinated Units and Class B Subordinated Units, but shall not include (i) a General Partner Interest, (ii) Incentive Distribution Rights or (iii) the Special General Partner Interest.
(b)    Article V is amended to add a new Section 5.13 creating a new Partnership Security to read in its entirety as follows:
Section 5.13.    Establishment of Special General Partner Interest.
(a)    General. The General Partner hereby designates and creates a Partnership Security designated as the “Special General Partner Interest”, having only the rights and preferences, and duties and obligations as set forth in this Section 5.13.
(b)    Rights of the Special General Partner Interest. The Special General Partner Interest shall have the following rights and preferences and shall be subject to the following duties and obligations.
(i)    Allocations. The holder of the Special General Partner Interest shall not be allocated (i) items of income, gain, loss or deduction with respect to such Special General Partner Interest, except to the extent provided by Section 6.1(d)(xiii), or (ii) Net Termination Gain or Net Termination Loss, except as provided in the last sentence of Section 6.1(c)(ii).
(iii)    Distributions. Except as set forth in Section 12.4 with respect to an event of dissolution and liquidation of the Partnership, the holder of the Special General Partner Interest shall not be entitled to any distributions.
(iv)    Voting Rights. Unless and to the extent otherwise required by the Delaware Act, the Special General Partner Interest shall not be entitled to vote on any matters, whether or not any other Partners are entitled to vote thereon.
(v)    No Certificates. Unless the General Partner determines otherwise, the Special General Partner Interest shall not be evidenced by certificates and shall be reflected in the books and records of the transfer agent.
(vi)    Registrar and Transfer Agent. The General Partner will act as registrar and transfer agent of the Special General Partner Interest.
(c)    Section 6.1(c)(ii) of the Partnership Agreement is amended to add the following after 6.1(c)(ii)(C) as a proviso applying to each of (A), (B) and (C):
Provided, however, that in the event of allocating Liquidation or Sale Loss, if the Special General Partner Interest Capital Account has not previously been reduced to zero, Liquidation or Sale Loss shall be first allocated to the Special General Partner Interest until the Special General Partner Interest Capital Account is reduced to zero, and thereafter, any such loss remaining shall be allocated pursuant to Section 6.1(c)(ii)(A), (B) and (C), as applicable.
(d)    Section 6.1(d) of the Partnership Agreement is amended to add a new Section 6.1(d)(xiii) as follows:
(xiii)    Special General Partner Interest Cost Recovery Deductions. For any taxable period ending after the date of the Osage LLC Interest Purchase Agreement, any and all cost recovery deductions available to the Partnership with respect to the tax basis of the Osage Interests (and the underlying Partnership assets attributable thereto) shall be allocated as follows: (i) until the Special General Partner Interest Capital Account is reduced to zero (a) the Special General Partner Interest Sharing Ratio shall be allocated to the Special General Partner Interest and (b) the Hawkins Terminal Sharing Ratio shall be allocated in accordance with Section 6.1(a), (b) or (c), as applicable and (ii) thereafter, in accordance with Section 6.1(a), (b) or (c), as applicable.
Section 2.    The appropriate officers of the General Partner are hereby authorized to make such further clarifying and conforming changes as they deem necessary or appropriate, and to interpret the Partnership Agreement, to give effect to the intent and purpose of this Amendment No. 5.
Section 3.    Except as hereby amended, the Partnership Agreement shall remain in full force and effect.
Section 4.    This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts or laws.
[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written
GENERAL PARTNER:

HEP Logistics Holdings, L.P.

By: Holly Logistic Services, L.L.C, its general partner

By:
Name: Michael C. Jennings
Title: Chief Executive Officer

EXHIBIT D
to
LLC INTEREST PURCHASE AGREEMENT

Form of Assignment

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS
This Assignment of Limited Liability Company Interests (“Assignment”) is dated effective as of 12:01 a.m., Dallas, Texas time, on February 22, 2016 (the “Effective Time”), by and between HollyFrontier Refining & Marketing LLC, a Delaware limited liability company (“Seller”), and Holly Energy Partners – Operating, L.P., a Delaware limited partnership (“Buyer”). Buyer and Seller are referred to collectively herein as the “Parties.”
RECITALS
Reference is made to that certain LLC Interest Purchase Agreement dated effective as of February 22, 2016, among Buyer, Seller, HollyFrontier Corporation, a Delaware corporation, as guarantor, and Holly Energy Partners, L.P. solely in respect of Section 2.2(c), pursuant to which Seller has agreed to sell and assign to Buyer all of its limited liability company interests in El Dorado Osage LLC, a Delaware limited liability company (the “Company”), representing one-hundred percent (100%) of the outstanding limited liability company interests in the Company, in accordance with the terms of such LLC Interest Purchase Agreement (such agreement, as the same may be amended, the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
This Assignment is delivered by Seller pursuant to the Purchase Agreement.
ASSIGNMENT
Now, therefore, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Subject to the representations, warranties and covenants of the parties contained in the Purchase Agreement, Seller hereby assigns to Buyer all of its limited liability company interests in the Company, representing one-hundred percent (100%) of the outstanding limited liability company interests in the Company, and any income, distributions, or other value associated therewith or deriving therefrom on and after the Effective Time (collectively, the “Transferred Interests”).
2.Subject to the representations, warranties and covenants of the parties contained in the Purchase Agreement, Buyer hereby assumes, from and after the Effective Time, all obligations and liabilities of Seller with respect to the Transferred Interests arising from and after the Effective Time.
3.Seller hereby agrees to promptly execute and deliver any corrective assignments and other legal documents or notification reasonably requested by Buyer to give effect to the intent of this Assignment.
4.Seller hereby acknowledges and agrees that, as a result of this Assignment, it no longer has any limited liability company interest or equity interest in the Company, and it resigns as a member of the Company effective as of the Effective Time.
5.This Assignment shall be binding upon the Parties and their respective successors and assigns.
6.This Assignment shall be governed by and construed in accordance with the internal laws of the State of Delaware.
7.This Assignment is subject to the terms and conditions of the Purchase Agreement, and nothing contained herein shall be deemed to supersede, limit, amend, supplement, modify, vary or enlarge any of the rights, obligations, covenants, agreements, representations and warranties of the Parties under the Purchase Agreement, this Assignment being intended only to effect the transfer of the Transferred Interests from Seller to Buyer as contemplated in the Purchase Agreement. In the event of any conflict between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.
8.This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Assignment is executed to be effective as of the Effective Time.
SELLER:

HOLLYFRONTIER REFINING & MARKETING LLC

By:
George J. Damiris
Chief Executive Officer and President

BUYER:

HOLLY ENERGY PARTNERS – OPERATING, L.P.

By:
Michael C. Jennings
Chief Executive Officer

SCHEDULE 4.3(a)
to
LLC INTEREST PURCHASE AGREEMENT

Jurisdictions

Kansas

Oklahoma

SCHEDULE 4.4(a)
to
LLC INTEREST PURCHASE AGREEMENT

Required Consents - Seller

None.

iii

SCHEDULE 4.4(b)
to
LLC INTEREST PURCHASE AGREEMENT

Required Consents - Company

None.

SCHEDULE 4.7
to
LLC INTEREST PURCHASE AGREEMENT

Undisclosed Liabilities

None.

SCHEDULE 5.3
to
LLC INTEREST PURCHASE AGREEMENT

Required Consents – Buyer

None.

SCHEDULE 6.3
to
LLC INTEREST PURCHASE AGREEMENT

Required Consents - HFC

None.